Exhibit 23(c)

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Board of Directors

Wells Fargo & Company:

We consent to the incorporation by reference in the Registration Statement of Amendment No. 1 to Form S-3 (the “Registration Statement”) of Wells Fargo & Company (the “Company”), related to the registration of $20,240,000,000 of various debt and equity securities and junior subordinated debt securities, of our report dated February 25, 2004, with respect to the consolidated balance sheet of Wells Fargo & Company and Subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2003, which report is incorporated by reference in the Company’s 2003 Annual Report on Form 10-K, and to the reference to our firm under the heading “Experts” in the prospectuses included in the Registration Statement. Our report refers to a change in the method of accounting for goodwill in 2002.

/s/    KPMG LLP

San Francisco, California

June 22, 2004